ASSIGNMENT OF

MINERAL PROPERTY OPTION AGREEMENT

THIS AGREEMENT is made as of the 20th day of February, 2007.

BETWEEN:

Robert and Sandra Fabrizio, husband and wife having a mailing address of P.O. Box 592, Goldfield, Nevada 89013;

(the "Optionor")

OF THE FIRST PART

AND:

MINQUEST INC., a company having an office at 4235 Christy Way, Reno, Nevada, 89519, USA

(the "Optionee")

OF THE SECOND PART

AND:

Golden Oasis Exploration Corp., a company having an office at Suite 750 – 580 Hornby Street, Vancouver, British Columbia, V6C 3B6

(the "Assignee")

OF THE THIRD PART

WHEREAS:

(A) The Optionor is the recorded and beneficial owner of an undivided 100% interest in the Empress Property as described in Schedule A hereto (the "Property");

(B) The Optionor has entered into a Property Option Agreement with the Optionee dated April 17, 2006 (the "Property Option Agreement"), whereby the Optionor granted an exclusive option to the Optionee to acquire an undivided right, title and interest in and to the Property, by paying certain consideration on the terms and conditions therein provided, which Property Option Agreement is hereto attached as Schedule B and forms and integral part of this Assignment;

(C) Optionee has agreed to assign all its rights and interests in the Property, and transfer all of its obligations under the Property Option Agreement, to the Assignee, and the Assignee accepts and agrees to be bound by the terms of the Property Option Agreement;

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of $10.00 and for other good and valuable consideration, the receipt and sufficiency whereof by the Optionee is hereby acknowledged, the parties agree as follows:

1. **Definitions**

The following words, phrases and expressions shall have the following meanings:

(a) "Option" means the option granted by the Optionor to the Optionee to acquire an undivided 100% right, title and interest in and to the Property as more particularly set forth in Section 4 of the Property Option Agreement, which Option is now being assigned by the Optionee to the Assignee.

(b) "Option Period" means the period from the date hereof to the date at which the Assignee has performed its obligations to acquire its 100% interest in the Property as set out in Section 4 hereof, which ever shall be the lesser period;

(c) "Property" means the mineral claims described in Schedule "A";

(d) "Property Option Agreement" means the agreement dated April 17, 2006 between the Optionor and the Optionee, which agreement is attached in its entirety as Schedule B.

(e) "Royalty" means a 3% royalty on net smelter returns on production from the Property which royalty may become from time to time payable to the Optionee hereunder pursuant to Section 4 as such Royalty is more particularly defined in Schedule C;

2. **Assignment**

(a) The Optionee transfers and assigns the Option, and all of its interest in the Property Option Agreement and any and all rights or interest it may have in the Property, to the Assignee, in consideration of the amount of US$6,000 being the initial option payment made by the Optionee to the Optionor upon signing of the Property Option Agreement, $2,000 in mapping and sampling costs, and a 3% NSR royalty to be retained by the Optionee.

(b) Assignee agrees to be bound by all the terms and conditions of the Property Option Agreement.

(c) Optionor accepts the assignment by the Optionee to the Assignee.

3. **Exercise of Option**

(a) The Assignee may in its sole discretion at any time accelerate the payment of the amounts required to exercise the Option pursuant to Section 4 of the Property Option Agreement, and thereby acquire the Property.

(b) If and when the Option has been exercised, a 100% right, title and interest in and to the Property will vest to the Assignee free and clear of all charges, encumbrances and claims, save and except for the Royalty.

4. **Royalty**

(a) The Optionee hereby retains a Royalty in the Property equal to three (3%) percent of Net Smelter Returns received from production on the Property as calculated pursuant to Schedule C.

(b) The Optionee further grants the Assignee the right to purchase up to one half of the Royalty on the basis of $2 million per each 1% of Royalty. The Assignee must elect to complete any purchase of the Royalty within 60 days of the completion of a positive production study and give notice of such intention at least 10 days prior to that date.

5. **Representations, Warranties and Covenants of the Optionor**

The Optionor confirms to the Assignee that all of the representations, warranties and covenants made by the Optionor in the Property Option Agreement continue to be valid and subsisting.

6. **Representations, Warranties and Covenants of the Assignee**

(a) the Assignee is a company duly organized validly existing and in good standing under the laws of the Province of British Columbia;

(b) the Assignee has a full power and authority to carry on its business and to enter into this Agreement and any agreement or instrument referred to or contemplated by this Agreement;

(c) neither the execution and delivery of this Agreement, nor any of the agreements referred to herein or contemplated hereby, nor the consummation of the transactions hereby contemplated conflict with, result in the breach of or accelerate the performance required by, any agreement to which it is a party;

(f) the execution and delivery of this Agreement and the agreements contemplated hereby will not violate or result in the breach of the laws of any jurisdiction applicable or pertaining thereto or of its constating documents;

(e) this Agreement constitutes a legal, valid and binding obligation of the Assignee; and

(f) as stipulated in the Property Option Agreement, for greater clarity, the Assignee confirms that it shall be responsible for claim fees to the U.S. Bureau of Land Management and Esmeralda County for the Property for each calendar year this agreement is in force beyond August 1.

(g) as stipulated in the Property Option Agreement, for greater clarity, the Assignee confirms that the Assignee shall provide copies of exploration data collected by the Optionee on the Property within 30 days of termination of this agreement and upon receiving a written request from the Optionor for such data.

7. Indemnity and Survival of Representations

The representations and warranties hereinbefore set out are conditions on which the parties have relied in entering into this Agreement and shall survive the acquisition of any interest in the Property by the Assignee and each of the parties will indemnify and save the other harmless from all loss, damage, costs, actions and suits arising out of or in connection with any breach of my representation, warranty, covenant, agreement or condition made by them and contained in this Agreement.

The Optionor agrees to indemnify and save harmless the Assignee from any liability to which it may be subject arising from any Mining Operations carried out by the Optionor or at is direction on the Property. The Assignee agrees to indemnify and save harmless the Optionor from any liability to which it may be subject arising fiom any Mining Operations carried out by the Optionee or at its direction on the Property.

8. Entire Agreement

The parties hereto acknowledge that this Agreement, together with all Schedules referred to herein, represents the entire Agreement between and among the parties.

9. Further Assurances

Each of the parties to this Agreement shall from time to time and at all times do all such further acts and execute and deliver all further deeds and documents as shall be reasonably required in order fully to perform and carry out the terms of this Agreement.

IN WITNESS WHEREOF the parties hereto have duly executed this Agreement and the corporate seals of the Optionee and the Assignee have been hereunto affixed in the presence of their duly authorized officers in that behalf on the 20th day of February, 2007.

Robert Fabrizio

[signature]

Sandra Fabrizio

[signature]

MINQUEST, INC.

Per: [signature]
Authorized Signatory

Golden Oasis Exploration Corp.

Per: [signature]
Authorized Signatory

March 26/2007

SCHEDULE A

THE PROPERTY

LIST OF EMPRESS PROPERTY UNPATENTED CLAIMS, SECTIONS 1 & 12, T8S, R41E & SECTIONS 6 & 7, T8S, R42E MDB&M, EMERALDA COUNTY, NEVADA

Claim Name	BLM Serial Number
Empress 1 – 5	914535 – 914539
Wonder, Wonder 1 – 4	812854 - 812857

PROPERTY OPTION AGREEMENT

THIS AGREEMENT made and entered into as of the 17th day of April, 2006.

BETWEEN:

Robert and Sandra Fabrizio, husband and wife having a mailing address of P.O. Box 592, Goldfield, Nevada 89013;

(herein called the "Optionor ")

OF THE FIRST PART

AND:

MinQuest Inc., a company having a mailing address at 4235 Christy Way, Reno,Nevada 89509, U.S.A ;

(herein called the "Optionee ")

OF THE SECOND PART

WHEREAS the Optionor has represented that it is the sole recorded and beneficial owner in and to the Empress Property (the "Property") described in Schedule "A" attached hereto;

AND WHEREAS the Optionor now wishes to grant to the Optionee the exclusive right and option to acquire an undivided 100% right, title and interest in and to the Property on the terms and conditions hereinafter set forth;

NOW THEREFORE THIS AGREEMENT WITNESSETH THAT in consideration of the premises, the mutual covenants herein set forth and the sum of One Dollar ($1.00) of lawful money of U.S. currency now paid by the Optionee to the Optionor (the receipt whereof is hereby acknowledged), the Parties hereto do hereby mutually covenant and agree as follows:

1. Definitions

The following words, phrases and expressions shall have the following meanings:

(a) "Facilities" means all mines and plants, including without limitation, all pits, shafts, adits, haulageways, raises and other underground workings, and all buildings, plants, facilities, and other structures, fixtures, and improvements, and all other property, whether fixed or moveable, as the same may exist at any time in, or on the Property and relating to the operator of the Property as a mine or outside the Property if for the exclusive benefit of the Property only.

(b) "Option" means the option granted by the Optionor to the Optionee to acquire an undivided 100% right, title and interest in and to the Property as more particularly set forth in Section 4.

(c) "Option Period" means the period from the date hereof to the date at which the Optionee has performed its obligations to acquire its 100% interest in the Property as set out in Section 4 hereof, which ever shall be the lesser period;

(d) "Property" means the mineral claims described in Schedule "A";

2. Headings

Any heading, caption or index hereto shall not be used in any way in construing or interpreting any provision hereof.

3. Singular, Plural

Whenever the singular or masculine or neuter is used in this Agreement, the same shall be construed as meaning plural or feminine or body politic or corporate or vice versa, as the context so requires.

4. Option

The Optionor hereby grants to the Optionee the sole exclusive right and option (the "Option") to earn a 100% interest in the Property exercisable as follows:

(a) the Optionee paying the sum of $6,000 US to the Optionor by way of cash upon signing.

(b) on or before April 30, 2007:

(i) the Optionee paying $6,000 to the Optionor;

(c) on or before April 30, 2008:

(i) the Optionee paying $10,000 to the Optionor;

(d) on or before April 30, 2009:

(i) the Optionee paying $15,000 to the Optionor;

(e) on or before April 30, 2010

(i) the Optionee paying $15,000 to the Optionor;

(f) on or before April 30 ,2011

(i) the Optionee paying $500,000 to the Optionor;

following which the Optionee shall be deemed to have exercised the Option (the "Exercise Date") and shall be entitled to an undivided 100% right, title and interest in and to the Property with the full right and authority to equip the Property for production and operate the Property as a mine.

5. Transfer of Title

Upon completion of all property payments by Optionee the Optionor will deliver or cause to be delivered to the Optionee a duly executed transfer of Property in favour of the Optionee (the "Optionee Transfer"). The Optionee shall be entitled to record the Optionee Transfer with the appropriate government offices to effect transfer of legal title of the Property into its own name upon the full and complete exercise of the Option by the Optionee.

6. Assignment

During the Option Term, either party shall have the right to sell, transfer, assign, or pledge its interest in this Agreement or its right or interest in the Property. It will be a condition of any assignment under this Agreement that such assignee shall agree in writing to be bound by the terms of this Agreement applicable to the assignor.

7. Termination

This Agreement shall forthwith terminate in circumstances where:

(a) the Optionee fails to make the payments; or

(b) the Optionee gives notice of termination to the Optionor which it shall be at liberty to do at any time after the execution of this Agreement.

8. Representations, Warranties and Covenants of the Optionor

The Optionor represents, warrants and covenants to and with the Optionee as follows:

(a) the Optionor is a company duly organized validly existing and in good standing under the laws of Nevada;

(b) the Optionor has full power and authority to carry on its business and to enter into this Agreement and any agreement or instrument referred to or contemplated by this Agreement;

(c) neither the execution and delivery of this Agreement, nor any of the agreements referred to herein or contemplated hereby, nor the consummation of the transactions hereby contemplated conflict with, result in the breach of or accelerate the performance required by, any agreement to which it is a party;

(d) the execution and delivery of this Agreement and the agreements contemplated hereby will not violate or result in the breach of the laws of any jurisdiction applicable or pertaining thereto or of its constating documents;

(e) the Agreement constitutes a legal, valid and binding obligation of the Optionor;

(f) the Property is accurately described in Schedule "A", is in good standing under the laws of the jurisdiction in which it is located and is free and clear of all liens, charges and encumbrances;

(g) the Optionor is the sole recorded and beneficial owner of the Property and has the exclusive right to enter into this Agreement and all necessary authority to transfer its interest in the Property in accordance with the terms of this Agreement;

(h) no person, firm or corporation has any proprietary or possessory interest in the Property other than the Optionor, and no person, firm or corporation is entitled to any royalty or other payment in the nature of rent or royalty on any minerals, ores, metals or concentrates or any other such products removed from the Property other than the government of the state of Nevada pursuant to statute;

(i) upon request by the Optionee, the Optionor shall deliver or cause to be delivered to the Optionee copies of all available maps and other documents and data in its possession respecting the Property; and

9. Representations, Warranties and Covenants of the Optionee

The Optionee represents, warrants and covenants to and with the Optionor that:

(a) the Optionee is a company duly organized validly existing and in good standing under the laws of Nevada;

(b) the Optionee has full power and authority to carry on its business and to enter into this Agreement and any agreement or instrument referred to or contemplated by this Agreement;

(c) neither the execution and delivery of this Agreement, nor any of the agreements referred to herein or contemplated hereby, nor the consummation of the transactions hereby contemplated conflict with, result in the breach of or accelerate the performance required by, any agreement to which it is a party;

(d) the execution and delivery of this Agreement and the agreements contemplated hereby will not violate or result in the breach of the laws of any jurisdiction applicable or pertaining thereto or of its constating documents;

(e) this Agreement constitutes a legal, valid and binding obligation of the Optionee; and

(f) the Optionee shall be responsible for claim fees to the U.S. Bureau of Land Management and Esmeralda County for the Property for each calendar year this agreement is in force beyond August 1.

(g) The Optionee shall provide copies of exploration data collected by the Optionee on the Property within 30 days of termination of this agreement and upon receiving a written request from the Optionor for such data.

10. Indemnity and Survival of Representations

The representations and warranties hereinbefore set out are conditions on which the parties have relied in entering into this Agreement and shall survive the acquisition of any interest in the Property by the Optionee and each of the parties will indemnify and save the other harmless from all loss, damage, costs, actions and suits arising out of or in connection with any breach of any representation, warranty, covenant, agreement or condition made by them and contained in this Agreement.

The Optionor agrees to indemnify and save harmless the Optionee from any liability to which it may be subject arising from any Mining Operations carried out by the Optionor or at is direction on the Property. The Optionee agrees to indemnify and save harmless the Optionor from any liability to which it may be subject arising from any Mining Operations carried out by the Optionee or at its direction on the Property.

11. Confidentiality

The parties hereto agree to hold in confidence all information obtained in confidence in respect of the Property or otherwise in connection with this Agreement other than in circumstances where a party has an obligation to disclose such information in accordance with applicable securities legislation, in which case such disclosure shall only be made after consultation with the other party.

12. Notice

All notices, consents, demands and requests (in this Section 12 called the "Communication") required or permitted to be given under this Agreement shall be in writing and may be delivered personally sent by registered mail, fax or other electronic means to the parties at their addresses first above written. Any Communication delivered personally sent by registered mail, fax or other electronic means shall be deemed to have been given and received on the second business day next following the date of sending. Any Communication mailed as aforesaid shall be deemed to have been given and received on the fifth business day following the date it is posted, addressed to the parties at their addresses first above written or to such other address or addresses as either party may from time to time specify by notice to the other; provided, however, that if there shall be a mail strike, slowdown or other labour dispute which might affect delivery of the Communication by mail, then the Communication shall be effective only if actually delivered.

13. Further Assurances

Each of the parties to this Agreement shall from time to time and at all times do all such further acts and execute and deliver all further deeds and documents as shall be reasonably required in order fully to perform and carry out the terms of this Agreement.

14. Entire Agreement

The parties hereto acknowledge that they have expressed herein the entire understanding and obligation of this Agreement and it is expressly understood and agreed that no implied covenant, condition, term or reservation, shall be read into this Agreement relating to or concerning any matter or operation provided for herein.

15. Proper Law and Arbitration

This Agreement will be governed by and construed in accordance with the laws of the State of Nevada and the laws of the United States of America applicable therein. The parties hereto hereby irrevocably attorn to the jurisdiction of the Courts of Nevada. All disputes arising out of or in connection with this Agreement, or in respect of any defined legal relationship associated therewith or derived therefrom, shall be referred to and finally resolved by a sole arbitrator by arbitration under the rules of *The Arbitration Act* of Nevada.

16. Enurement

This Agreement will enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

17. Default

Notwithstanding anything in this Agreement to the contrary if any party (a "Defaulting Party") is in default of any requirement herein set forth the party affected by such default shall give written notice to the Defaulting Party specifying the default and the Defaulting Party shall not lose any rights under this Agreement, unless thirty (30) days after the giving of notice of default by the affected party the Defaulting Party has failed to take reasonable steps to cure the default by the appropriate performance and if the Defaulting Party fails within such period to take reasonable steps to cure any such default, the affected party shall be entitled to seek any remedy it may have on account of such default including, without limiting, termination of this Agreement.

20. Payment

All references to monies hereunder shall be in U.S. funds.

21. Option Only

This is an option only and except as herein specifically provided otherwise, nothing herein contained shall be construed as obligating the Optionee to do any acts or make any payments hereunder, and any act or acts or payment or payments as shall be made hereunder

shall not be construed as obligating the Optionee to do any further act or make any further payment or payments.

22. Supersedes Previous Agreements

This Agreement supersedes and replaces all previous oral or written agreements, memoranda, correspondence or other communications between the parties hereto relating to the subject matter hereof.

IN WITNESS WHEREOF the Parties hereto have duly executed this Agreement effective as of the 17th day of April, 2006

MinQuest Inc.

Per: ______________________
Authorized Signatory

Robert Fabrizio

____
Signature

Sandra Fabrizio

____
Signature

SCHEDULE A

LIST OF EMPRESS PROPERTY UNPATENTED CLAIMS, SECTIONS 1 & 12, T8S, R41E & SECTIONS 6 & 7, T8S, R42E MDB&M, ESMERALDA COUNTY, NEVADA

Claim Name	BLM Serial Number
Empress 1-5	914535-914539
Wonder, Wonder 1-4	812854-812857

SCHEDULE C

NET SMELTER ROYALTY

1. The holder of the working interest in the Property hereby grants the holder of this Royalty (the "Grantee"), a royalty (the "**Royalty**") on Net Smelter Returns ("**Net Smelter Returns**") equal to 3% for ore produced from the Property which royalty will be calculated, paid and otherwise regulated in accordance with the terms of this Royalty Deed.

2. For the purposes hereof, Net Smelter Returns will be calculated by taking the gross revenues from the sale by the Owner of all ore mined from the Property and from the sale by the Owner of concentrate and metal derived from ore mined from the Property, and deducting therefrom

(a) all smelting and refining costs deemed necessary to compute actual payments by the smelter to the Optionee including any sampling and assaying, treatment charges and penalties including but not limited to metal losses, penalties for impurities and charges for refining, selling and handling by the smelter and refinery,

(b) costs of handling, transporting, securing and insuring such material from the Property or from a concentrator, whether situated on or off the Property, to a smelter, refinery or other place of treatment, and

(c) ad valorem taxes and taxes based upon production, but not income taxes.

3. For the purposes of determining Net Smelter Returns, all receipts and disbursements in a currency other than US dollars will be converted into US dollars on the day of receipt.

4. At such time production is commenced on the Property, the Grantee will be provided monthly and annual calculation of Net Smelter Returns and the Royalty, determined in accordance with this Royalty Deed, for the preceding month and year, certified correct by the Owner.

5. Payments on the Royalty will be made in US dollars on or before the 15th of each month in which Net Smelter Returns, as determined on the basis of final adjusted invoices, are received by the Owner.

6. All Royalty Payments to be made to the Grantee by the Owner will be made to the Grantee at a bank specified by the Grantee in §7.

7. Upon 30 days' prior written notice by the Owner to the Grantee, the Grantee will designate a "Payment Bank" for payment, such payments to continue at the Payment Bank notwithstanding any assignment or transfer of the Royalty.

8. Nothing contained in this Royalty Deed will be construed as conferring upon the Grantee any right to or beneficial interest in the Property, except the right to receive a percentage of Net Smelter Returns from the Owner as and when due and will not be deemed to create any fiduciary relationship between the Owner and the Grantee for any purpose whatsoever.

9. The Owner may, but will not be under any duty to, engage in price protection (hedging) or speculative transactions such as futures contracts and commodity options in its sole discretion covering all or part of production from the Property and, except in the case where products are actually delivered and a sale is actually consummated under this price protection or speculative transactions, neither the profits or losses from such transactions will be taken into account in calculating Net Smelter Returns or any interest therein.

10. The Owner will be entitled to make all operational decisions with respect to the methods and extent of mining and processing of ore, concentrate and metal produced from the Property (for example, without limitation, the decision to process by heap leaching rather than conventional milling).

11. If the Property is brought into commercial production, it may be operated as a single operation with other mining properties owned by third parties or in which the Owner has an interest, in which event (notwithstanding separate ownership thereof) ores mined from the mining properties (including the Property) may be blended at the time of mining or at any time thereafter.

12. The Owner will ensure that reasonable practices and procedures are adopted and employed for weighing, determining mineral content, sampling and assaying and determining recovery factors.

13. Except for payments of the Royalty, all notices, designations, or other documents required or authorized by the terms of this Royalty Deed will be in writing and will be personally delivered or mailed in Canada by registered or certified mail, postage prepaid, return receipt requested, addressed to the address of the intended recipient given by notice pursuant to the Agreement to which this is a Schedule.